Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Rudolph Technologies, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-132283) on Form S-8 and the registration statement (No. 333-149704) on Form S-3 of Rudolph Technologies, Inc. of our report dated March 3, 2008, with respect to the consolidated balance sheet of Rudolph Technologies, Inc. and subsidiaries as of December 31, 2007 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2007, and the related consolidated financial statement schedule.
Our report with respect to the consolidated balance sheet of Rudolph Technologies, Inc. and subsidiaries as of December 31, 2007 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2007, and the related consolidated financial statement schedule, dated March 3, 2008 refers to Rudolph Technologies, Inc.’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainties in Income Taxes”, effective January 1, 2007, and Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, effective January 1, 2006.
/s/ KPMG LLP
Short Hills, New Jersey
March 5, 2009

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